CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A Nos. 33-20891 and 811-5527) of our report dated January 28, 2015 on the financial statements and financial highlights of Dreyfus New Jersey Municipal Money Market Fund, Inc. (the “Fund”) included in the Fund’s annual report for the fiscal year ended November 30, 2014.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

March 24, 2015